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                                                                   Exhibit 10.18

                            FOX BROADCASTING COMPANY

                          STATION AFFILIATION AGREEMENT

April 20, 2001

Fisher Broadcasting-Georgia, LLC
WFXG-TV
3933 Washington Road
Augusta, GA 30907

Attention:  General Manager

     This sets forth the terms and conditions of the agreement between Fox Broadcasting Company ("Fox"), on behalf of itself, Fox Children's Network, Inc. ("FCN") and Fox News Network, L.L.C. ("FNN"), and Fisher Broadcasting-Georgia, LLC ("Licensee"), for the carriage of programming over the facilities of Licensee's television station WFXG ("Station"). As used in this Agreement, the terms "program," "programming" and "Fox programming" and any derivations thereof shall mean, unless specifically indicated otherwise, the programming of Fox and the programming of FCN, and all terms of this Agreement shall apply to both.

1.   Fox Programming

     Fox will deliver to the Station for free over-the-air television broadcasting, programming which Fox and FCN make available to Station for broadcasting in the community to which Station is presently licensed by the FCC, which is Augusta, GA. The selection, scheduling, substitution and withdrawal of any program or portion thereof shall at all times remain within Fox's sole discretion and control. Licensee shall not and shall not authorize others to broadcast or otherwise use any program (or part thereof) or other material supplied by Fox except as specified in this Agreement, and without limiting the foregoing, Station may broadcast Fox programming only: (i) as scheduled by Fox,
(ii) over Station's facilities in the Community specified above in this Paragraph 1 ("Station's Community"), and (iii) by free over-the-air television broadcasting.

2.   Delivery

     Fox will transmit the programming hereunder by satellite and shall keep Licensee apprised of both the satellite and transponder being used for that transmission. Any and all costs of whatever kind that Station incurs to pickup the programming from the satellite and rebroadcast it shall be the sole responsibility of Licensee.

3.   Carriage & Preemption

     (a) (1) On the dates and at the times scheduled by Fox, Licensee agrees to broadcast over Station's facilities in its entirety, in the form transmitted by Fox, without interruption, deletion, compression, addition, squeezing, alteration or other changes (except for adding Licensee's commercial announcements to the extent permitted by this Agreement) the Fox signal,

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               and all the program-related Fox content contained therein, delivered by Fox to Station during Programmed Time Periods and New Programmed Time Periods in accordance with this Agreement, including without limitation, all Fox programs (including without limitation, all commercial announcements, Fox i.d.'s, and Fox promos and credits) and all other material, information and program-related data included by Fox in the Fox signal.

          (2) Without limitation of subparagraph (1) immediately above, Station must not, in retransmitting the Fox signal, degrade or reduce the quality of the signal's video, audio and other program-related components, and (without limitation to the foregoing provisions of this sentence) Station must, with regard to digital television: (i) retransmit the Fox signal to deliver video and audio of a quality equal to that of the Fox signal's video and audio if viewed and heard at the point the signal is delivered to Station, and (ii) with respect to all program-related components of the signal other than the video and audio, retransmit the Fox signal at not less than the number of megabits per second specified by Fox for the applicable Fox content.

     (b) Fox commits to supply sufficient programming throughout the term of this Agreement for the hours presently programmed by it (the "Programmed Time Periods"), which Programmed Time Periods are as follows (for programming other than FCN and Daytime programming, the specified times apply for the Eastern or Pacific Time Zones, and the Mountain and Central Time Zones are one hour earlier; for FCN and Daytime programming, the specified times apply to all Time Zones, unless Fox agrees otherwise):

          Daytime:               9-10 A.M. Monday thru Friday and Sunday

          Prime Time:            7-10 P.M. Sunday
                                 8-10 P.M. Monday thru Saturday

          Late Night:            11 P.M.-12:00 A.M. Monday thru Saturday

          FCN: 7:00 A.M.-8:00 A.M. Monday thru Friday 3:00 P.M.-5:00 P.M. Monday thru Friday 8:00 A.M.-12:00 Noon Saturday

          Weekend, Allstar &
          Post Season Sports:    As scheduled for Station by Fox, including
                                 pre-game and post-game shows.

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          Subject to the preemption rights in Paragraph 11 below, Licensee shall broadcast over Station for the term of this Agreement, during the Programmed Time Periods, all Fox programming specified by Fox, except to the extent that Licensee is broadcasting programming pursuant to (and within the specific limits of) a commitment expressly set forth on Exhibit A (for non-sports programming) or Exhibit B (for sports programming) to this Agreement (but not including any extension or renewal of such commitment by option extension or otherwise). If any Fox programming is not broadcast in its Programmed Time Period due to any such commitment, Licensee shall broadcast that Fox programming in the "make good" time period specified in Exhibit A or B, as applicable.

     (c) Without limiting subparagraph (b) above, each time that Licensee for any reason fails to (or advises Fox it will not) telecast any Fox programming as provided for in this Agreement, then upon Fox's request, Licensee shall telecast that programming (or replacement programming selected by Fox) and the commercial announcements contained in it, in a substitute time period that is within the same A.C. Nielsen broadcast ratings week as, and that is of a quality and rating value as nearly as possible equal to that of, the time period during which the programming was not telecast. Licensee shall give Fox at least 72 hours advance notice that it intends not to broadcast any Fox programming and in such notice shall identify the substitute time period that Licensee selects, which time period shall be subject to Fox's prior approval. Notwithstanding anything to the contrary in this Agreement, if Licensee does not fully comply with the foregoing, then, without limitation to any other rights of Fox under this Agreement or otherwise, Fox shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another television station located in Station's Community. In addition to the foregoing, with respect to programming for broadcast within the New Programmed Time Periods (as defined in subparagraph 3(e) below), Fox will provide Licensee with a minimum of six months notice for each program addition, and Licensee shall be required to advise Fox within ten days of receiving notification if Licensee does not wish to televise said programming as scheduled by Fox. If Licensee refuses to broadcast any program within a New Programmed Time Period for any reason other than (i) a program conflict specified in subparagraph 3(e) below, or (ii) those specified in Paragraph 11 below, then Fox shall have the right to terminate this Agreement upon six months prior notice to Licensee.

     (d) Under this Agreement, an "Approved Preemption" shall mean: any failure to broadcast due to force majeure under Paragraph 7 below, any preemption permitted by Exhibit A or B hereto that is "made good" in accordance therewith and any preemption permitted by Paragraph 11 below. Any other preemption or failure to broadcast any Fox programming is an "Unauthorized Preemption" and without limiting any other rights of Fox under this Agreement or otherwise, if


                                      -3-

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          within any 12-month period during the term of this Agreement, Station makes three (3) or more Unauthorized Preemptions of any Fox programming (or Licensee or Station states, either in general or specific terms, that Station intends to make such Unauthorized Preemptions or Fox reasonably concludes, based upon Licensee's or Station's actions or otherwise, that such Unauthorized Preemptions will occur), Fox may, upon 30 days prior written notice to Licensee, elect to either: (1) terminate Station's right to broadcast any one or more series or other Fox programs, as Fox shall elect, and, to the extent and for the period(s) that Fox elects, thereafter license the broadcast rights to the applicable series or other Fox programs to any other television station or stations located in Station's Community, or (2) terminate this Agreement.

     (e) Licensee shall broadcast over Station's facilities all Fox programming to be offered during time periods not presently programmed by Fox ("New Programmed Time Periods"), subject to Fox providing to Licensee at least six months notice prior to delivering any additional programming within these time periods. Furthermore, if Licensee has entered into any agreement(s) prior to an announcement by Fox to program a specific time period and the agreement(s) is (are) for barter programming that Licensee is required by the terms of the agreement(s) to broadcast during a New Programmed Time Period, then Licensee shall not be required to broadcast the new Fox programming within the same time period, and the provisions of subparagraph 3(c) of this Agreement shall govern; provided, however, in any such instance(s) Licensee agrees not to renew or otherwise extend its rights to broadcast such conflicting programming within a New Programmed Time Period.

     (f) Commencing seven days from each request by Fox to Licensee for such negotiation, Licensee and Fox will negotiate in good faith for a period of 60 days in connection with Licensee's transmission or retransmission of Fox programs or other data, information or content (or any combination of the foregoing) using Station's digital broadcast spectrum or signal capacity other than as provided for under subparagraph 3(a) above (the "New Plan"), which use will not commence earlier than six months from the date of such request. If Fox and Licensee are unable to agree on the New Plan within the 60-day negotiation period, Fox will have the right at any time to terminate this Agreement on six months prior notice to Licensee.

4.   Promotion

     (a) Fox will provide Licensee with on-air promotional announcements, which may be for any Fox programming ("Fox Promos"), including without limitation, any FCN programming, for broadcast in Station's non-Fox programming. Licensee shall use its good faith, best efforts to provide an on-air promotional schedule

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          consistent with Fox's recommendations and in coordination with Fox, and to budget Station's annual advertising funds so as to enable Station to participate, on a year-round basis, in Fox's "co-op" advertising plan. Without limitation to the foregoing, in each instance, if any, that Fox determines that Station's "Sweeps Rating" (as defined below) is below the average Sweeps Rating for all Fox affiliated stations, then Station shall be deemed to be "Performing Below Average" and shall, within 15 days of Fox giving Licensee written notice thereof, commence full compliance with the following:
          (1) Station shall not broadcast, during each one-half hour of all periods that Station is not broadcasting Fox programming (the "Non-Fox Time Periods"), less than one (1) thirty (30) second promotional announcement (or promotional announcements aggregating 30 seconds, to the extent Fox so elects) for Station's local, syndicated or Fox programming, and (2) during all Non-Fox Time Periods, Licensee shall broadcast Fox Promos for not less than 45% of 100% (the "Applicable Percentage") of the total, aggregate "gross ratings points" for all the promotional announcements broadcast by Licensee ("Aggregate Promotional GRP's") within the Non-Fox Time Periods (the specific Fox Promos broadcast by Licensee and number of broadcasts of each Fox Promo shall be, to the extent Fox elects, as specified by Fox, and the broadcasts of the Fox Promos shall be made so that the GRP's allocated thereto are distributed fairly and reasonably across the Non-Fox Time Periods); provided, however, that if Station's Sweeps Rating ranks Station within the bottom 50% (ranked highest to lowest) of those Fox affiliated stations that are Performing Below Average, then the Applicable Percentage for Station shall be not less than 55% of 100% of said Aggregate Promotional GRP's. Licensee's full compliance with the immediately foregoing sentence shall continue until Licensee is no longer Performing Below Average, as determined by the most recent Sweeps Rating. For purposes hereof, the "Sweeps Rating" shall mean for each station the average A.C. Nielsen rating for the most-current completed "sweeps" period for Adults 18-49 for all prime time hours programmed by Fox. Licensee agrees to maintain complete and accurate records of all promotional announcements broadcast as provided herein. Within two (2) weeks following each request by Fox therefor, Licensee will submit copies of all such records to Fox. Notwithstanding anything to the contrary in (and without limitation to the above provisions of) this subparagraph 4(a), and as a material term of this Agreement, Licensee shall, in coordination with Fox, cause Station to broadcast in the one-half (1/2) hour immediately preceding prime-time, not less than one (1) :30 promotional announcement for Fox programming provided by Fox hereunder.

      (b) In addition to providing the promotion announcements referred to above, Fox shall make available to Licensee, at reasonable costs, such other promotional and sales materials as Fox and Licensee may mutually consider appropriate. Licensee shall not delete any copyright, trademark, logo or other notice, or any credit, included in any materials delivered pursuant to this paragraph or otherwise, and



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          Licensee shall not exhibit, display, distribute or otherwise use any trademark, logo or other material or item delivered pursuant to this paragraph or otherwise, except as instructed by Fox at the time.

     (c) Licensee shall make annually, in accordance with each A.C. Nielsen "Sweeps" co-op plan determined by Fox during the term of this Agreement, not less than an amount determined by Fox in its sole discretion (the "Co-Op Commitment") in local cash expenditures to promote Fox on Station. Subject to Licensee's full performance of its obligations under this Paragraph 4, Fox will reimburse Licensee for 50% of such cash expenditures as are made in accordance with Fox's co-op plan, up to a maximum annual Fox contribution equal to 50% of the Co-Op Commitment.

5.   Commercial Announcements

     (a) In each individual Fox program, Fox will have the right in its sole discretion to determine: (1) the number and length of commercial announcement slots (including station breaks) that will be available to Fox affiliates for insertion of affiliate commercial announcements and (2) the terms and conditions applicable to the availability and use of the commercial announcement slots. Fox will make available to Licensee for Station's use in each individual Fox program the same number and length of commercial announcements (including station breaks) as Fox makes available generally in that program to Fox affiliates on a national basis, on the terms and conditions that Fox generally applies to those affiliates on a national basis. Licensee agrees to be bound by Fox's decisions as provided for in this Paragraph 5.

     (b) Fox shall determine the placement, timing and format of Fox's and Licensee's commercial announcements. Fox shall have the right to include commercial announcements in all of the commercial time available in each hour of the programming other than that expressly allocated to Licensee in this Agreement.

     (c) Licensee's broadcast over the Station of all commercial announcements included by Fox in Fox programming is of the essence of this Agreement, and nothing contained in Paragraph 3 above or elsewhere in this Agreement (other than Paragraph 11 below) shall limit Fox's rights or remedies at law or otherwise relating to failure to so broadcast said commercial announcements. Licensee agrees to maintain complete and accurate records of all commercial announcements broadcast as provided in this Agreement. Within two (2) weeks following each request by Fox therefor, Licensee will submit copies of all such records to Fox.

                                      -6-

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 6.   Supplemental Agreements

     Each of the 1998 FKW Supplemental Agreement (and Addendum #1 and #2 thereto), the 1998 NFL Supplemental Agreement, the 1999 Prime-Time-Inventory-Purchase Supplemental Agreement, the presently existing (if any) Fox Network Non-Duplication Amendment for Station and the presently existing (if any) Fox Agreement and Amendment to Station Affiliation Agreement relating to retransmission consent, as they may have been amended or supplemented (collectively the "Supplementals"), between Licensee and Fox, are in full force and effect, and this Agreement is now deemed the applicable Station Affiliation Agreement referenced in the Supplementals. Licensee shall fully perform all terms and conditions of the Supplementals in their entirety throughout the term of this Agreement.


7.   Force Majeure

     Neither Fox nor FCN shall be liable to Licensee for failure to supply any programming or any part thereof, nor shall Licensee be liable to Fox or FCN for failure to broadcast any such programming or any part thereof, by reason of any act of God, labor dispute, non-delivery by program suppliers or others, failure or breakdown of satellite or other facilities, legal enactment, governmental order or regulation or any other similar or dissimilar cause beyond their respective control ("force majeure event"). If, due to any force majeure event(s), Fox substantially fails to provide the programming to be delivered to Licensee under Paragraph 1 above, or Licensee substantially fails to broadcast such programming as scheduled by Fox, for 4 consecutive weeks, or for 6 weeks in the aggregate during any 12-month period, then the other party hereto (the "unaffected party") may terminate this Agreement upon thirty (30) days prior written notice to the party so failing, which notice may be given at any time prior to the expiration of 7 days after the unaffected party's receipt of actual notice that the force majeure event(s) has ended.


8.   Assignment

     This Agreement shall not be assigned by Licensee without the prior written consent of Fox, and any permitted assignment shall not relieve Licensee of its obligations hereunder. Any purported assignment by Licensee without such consent shall be null and void and not enforceable against Fox. Licensee also agrees that if any application is made to the Federal Communications Commission pertaining to an assignment or a transfer of control of Licensee's license for the Station, or any interest therein, Licensee shall immediately notify Fox in writing of the filing of such application. Except as to "short form" assignments or transfers of control made pursuant to Section 73.3540(f) of the Rules and Regulations of the Federal Communications Commission, Fox shall have the right to terminate this Agreement, effective upon thirty (30) days notice to Licensee and the transferee or assignee of such termination, which notice may be given at any time within ninety (90) days after the later occurring of: (a) the date on which Fox learns that such assignment or transfer has become effective or (b) the date on which Fox receives written notice of such assignment or transfer. Licensee agrees, that upon Fox's request, Licensee shall procure and deliver to Fox, in form satisfactory to Fox, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's authorization, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. If Licensee fails to notify Fox of the proposed assignment or transfer of control of said Station's authorization, or fails to


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procure the agreement of the proposed assignee or transferee in accordance with this Paragraph, then such failure shall be deemed a material breach of this Agreement. Without limitation to any other provision of this Agreement or to any of Fox's rights or remedies, if, without Fox's prior written consent, Licensee enters into any "Local Management Agreement", "Time Brokerage Agreement" or similar arrangement or agreement pertaining to Station operations, or for the use (by lease or otherwise) by any party other than Licensee of any Programmed Time Period or New Programmed Time Period or any significant portion of Station's broadcast time outside of those Fox Time Periods, Fox will have the right at any time to terminate this Agreement on thirty (30) days' notice to Licensee.

9.   Unauthorized Copying

     Licensee shall not, and shall not authorize others to, record, copy or duplicate any programming or other material furnished by Fox hereunder, in whole or in part, and shall take all reasonable precautions to prevent any such recordings, copying or duplicating. Notwithstanding the foregoing, if Station is located in the Mountain Time Zone, Licensee may pre-record programming from the satellite feed for later telecast at the times scheduled by Fox. Licensee shall erase all such pre-recorded programming promptly after its scheduled telecast.

10.  Term

     The term of this Agreement shall commence on or before June 30, 2001 and shall continue through May 31, 2004 (the "initial period"). After the initial period, the term of this Agreement may be extended for additional successive periods of one (1) year each, by Fox, in its sole discretion, giving written notice of such extension (the "extension notice") to Licensee at least one hundred twenty (120) days prior to the expiration of the then-current period; provided, however, that if, within thirty (30) days of Licensee's receipt of the extension notice, Licensee, in its sole discretion, gives Fox written notice that Licensee rejects such extension, then the extension notice shall not be effective and this Agreement shall terminate upon expiration of the then-current period. Notwithstanding anything to the contrary contained in this Agreement, upon the termination or expiration of the term of this Agreement, all of Licensee's and Station's rights to broadcast or otherwise use any Fox program or any trademark, logo or other material or item hereunder shall immediately cease and neither Licensee nor Station shall have any further rights whatsoever with respect to any such program, material or item.

11.  Applicable Law

     The obligations of Licensee and Fox under this Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission) and this Agreement shall be deemed to have been negotiated and entered into, and this Agreement and all matters or issues collateral thereto shall be governed by, the law of the State of California applicable to contracts negotiated, executed and performed entirely within that state. With respect to programs offered or already contracted for pursuant to this Agreement, nothing in any other Paragraph hereof shall be construed to prevent or hinder Licensee from (a) rejecting or refusing Fox programs which Licensee reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest, or (b) substituting a program which, in Licensee's opinion, is of greater local or national importance; provided, however, Licensee shall give Fox written notice of each such rejection or substitution, and the justification therefor,

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at least 72 hours in advance of the scheduled broadcast, or as soon thereafter as possible (including an explanation of the cause for any lesser notice). Programming will be deemed to be unsatisfactory or unsuitable only if it (i) is delivered in a form which does not meet accepted standards of good engineering practice; (ii) does not comply with the rules and regulations of the FCC; or
(iii) is programming which Licensee reasonably believes would not meet prevailing contemporary standards of good taste in its community of license. In view of the limited nature of the Fox programming within each day-part as specified in subparagraph 3(b) above, Licensee does not foresee any need to substitute programming of greater local or national importance for Fox programming, except to present locally originated, non-entertainment, non-religious timely public interest programming, such as election coverage, live coverage of fast-breaking news events, political debates, town hall-type meetings and telethons that serve the public interest and that are approved by Fox, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary expressed or implied herein, the parties acknowledge that Station has the ultimate responsibility to determine the suitability of the subject matter of program content, including commercial, promotional or public service announcements.

12.  Station Acquisition by Fox

     If Fox or any of Fox's parent, affiliated, subsidiary or related companies or other entities enters into any agreement to acquire any significant ownership and/or controlling interest in any television broadcast station licensed to any community within Station's television market, then Fox shall have the right at any time after that agreement is made, to terminate this Agreement upon not less than sixty (60) days notice to Licensee. Said termination shall be effective as of such date as Fox shall designate in said notice.

13.  Change in Operations

     If at any time Station's transmitter location, power, frequency, programming format, hours of operation, technical quality of transmissions or any other material aspect of Station's operations is such that Fox determines in its reasonable judgment that Station is of less value to Fox as a broadcaster of Fox programming than at the date of this Agreement, then Fox shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Licensee.

14.  Non-Liability of Board Members

To the extent the Fox Broadcasting Company Affiliates' Association Board of Governors (the "Board") and its members are acting in their capacity as such, then the Board and each such member so acting shall not have any obligation or legal or other liability whatsoever to Licensee in connection with this Agreement, including without limitation, with respect to the Board's or such member's approval or non-approval of any matter, exercise or non-exercise of any right or taking of or failing to take any other action in connection therewith.

15.  Warranties and Indemnities

     (a) Fox represents and warrants that Station's broadcast, in accordance with this Agreement, of any Fox programming provided by Fox to Station shall not violate or infringe upon the trade name, trademark, copyright, literary or dramatic right,

                                      -9-


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          or right of privacy or publicity of any party, or constitute a libel or slander of any party; provided, however, that the foregoing representations and warranties shall not apply: (1) to public performance rights in music, (2) to any material furnished or added by any party other than Fox after delivery of the programming to Station or (3) to the extent such programming is changed or otherwise affected by deletion of any material by any party other than Fox after delivery of the programming to Station. Fox agrees to indemnify and hold harmless Station and its parents, affiliates, subsidiaries, successors and assigns, and the respective owners, officers, agents and employees of each, from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys' fees, but excluding Licensee's or Station's lost profits or consequential damages, if any) caused by or arising out of Fox's breach of the representations and warranties set forth in the foregoing sentence. Fox makes no representations, warranties or indemnities, express or implied, except as expressly set forth in this subparagraph (a).

     (b) Without limitation to any of Licensee's other obligations and agreements under this Agreement, Licensee agrees to indemnify and hold harmless Fox and its parents, affiliates, subsidiaries, successors and assigns, and the respective owners, officers, directors, agents and employees of each, from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys' fees, but excluding Fox's lost profits or Fox's consequential damages, if any) caused by or arising out of any matters excluded from Fox's representations and warranties by subparagraphs (a)(1), (2) or (3) above, or any breach of any of Licensee's representations, warranties or agreements hereunder or any programming broadcast by Station other than that provided by Fox hereunder.

     (c) The indemnitor may assume, and if the indemnitee requests in writing shall assume, the defense of any claim, demand or action covered by indemnity hereunder, and upon the written request of the indemnitee, shall allow the indemnitee to cooperate in the defense at the indemnitee's sole cost and expense. The indemnitee shall give the indemnitor prompt written notice of any claim, demand or action covered by indemnity hereunder. If the indemnitee settles any claim, demand or action without the prior written consent of the indemnitor, the indemnitor shall be released from the indemnity in that instance.

16.  Notices

     All notices to each party required or permitted hereunder to be in writing shall be deemed given when personally delivered (including, without limitation, upon delivery by overnight courier or other messenger or upon receipt of facsimile copy), upon the date of mailing postage prepaid or when delivered charges prepaid to the telegraph office for transmission, addressed as specified below, or addressed to such other address as such party may hereafter specify in a written notice given as provided herein. Such notices to Licensee shall be to the address set forth for Licensee on page 1 of this Agreement. Such notices to Fox shall be to: Fox

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Broadcasting Company, 10201 West Pico Boulevard, Los Angeles, CA 90035, Attn:
Network Distributions; with a copy to: Fox Broadcasting Company, 10201 West Pico Boulevard, Los Angeles, CA 90035, Attn: Legal Affairs.

17.      Retransmission Consent

     Without Fox's prior written approval, Licensee shall not grant its consent to the transmission or retransmission, by any cable system, satellite, other multichannel video programming distributor, telephone system, microwave carrier, wireless cable system or other technology wherever located, of Station's broadcast of any Fox programming. Neither this Agreement nor any grant by Licensee of retransmission consent conveys any license or sublicense in or to the copyrights of Fox programming, and Fox shall in no way be a party to or incur any duty or other obligation in connection with any retransmission consent granted by Licensee.

18.  Change In Fox Operations

     Notwithstanding anything to the contrary in this Agreement and without limitation to any of Fox's rights, Fox reserves the right to make changes in its operations (and/or terms of doing business) that conflict with (or do not conform to) the terms of this Agreement and that will be applicable to its affiliates generally. Fox shall notify Licensee in writing that Fox has made such change and the effective date thereof, and as of said effective date, this Agreement will be deemed amended to reflect such change, unless within 10 days of Fox's notification to Licensee of such change, Licensee notifies Fox in writing that Licensee rejects such change. If Licensee does so reject said change, then Fox shall have the right for a period of six months from Fox's receipt of Licensee's rejection notice to terminate this Agreement by providing not less than ninety (90) days' written notice to Licensee.

19.  Miscellaneous

     (a) Nothing contained in this Agreement shall create any partnership, association, joint venture, fiduciary or agency relationship between Fox and Licensee.

     (b) No waiver of any failure of any condition or of the breach of any obligation hereunder shall be deemed to be a waiver of any preceding or succeeding failure of the same or any other condition, or a waiver of any preceding or succeeding breach of the same or any other obligation.

     (c) In connection with Fox programming, Station shall at all times permit Fox, without charge, to place, maintain and use on Station's premises, at Fox's expense, such reasonable amounts of devices and equipment as Fox shall require, in such location and manner, as to allow Fox to economically, efficiently and accurately achieve the purposes of such equipment. Station shall operate such equipment for Fox, to the extent Fox reasonably requests, and no fee shall be charged by Station therefor.

     (d) This Agreement, together with the Supplementals, constitutes the entire understanding between Fox and Licensee concerning the subject matter hereof and shall not be amended, modified, changed, renewed, extended or discharged except by an instrument in writing signed by Fox and Licensee or as otherwise expressly provided herein or therein. Fox and Licensee each hereby acknowledges that neither is entering into this Agreement in reliance upon any term, condition, representation or warranty not stated herein. All actions, proceedings or litigation brought against Fox by Licensee shall be instituted and prosecuted solely within the County of Los Angeles, California. Licensee hereby consents to the jurisdiction of the state courts of California and the federal courts located in the Central District of California as to any matter arising out of, or related to this Agreement.


     (e) Without limitation to Paragraph 1 above, for purposes of this Agreement, the term "programs" (and the derivations thereof including, without limitation, "programming") will include, without limitation, to the extent Fox reasonably elects, television specials, made-for-television movies, television series and all other traditional forms of television motion pictures and programs, as well as any other program-related material or matter sent, transmitted or otherwise communicated by Fox with the intent that it be perceived or otherwise received, visually or visually and aurally, by television receiver, television monitor or any other device or equipment whatsoever now known or hereafter devised.

     (f) Each and all of the several rights and remedies of each party hereto under or contained in or by reason of this Agreement shall be cumulative, and the exercise of one or more of said rights or remedies shall not preclude the exercise of any other right or remedy under this Agreement, at law, or in equity. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party hereto be entitled to or recover any lost profits or consequential damages because of a breach or failure by the other party, and except as expressly provided in this Agreement to the contrary, neither Fox nor Licensee shall have any right against the other with respect to claims by any third person or other third entity.

     (g) If any provision of this Agreement (the "Void Provision"), as applied to either Fox or Licensee or any circumstances, is found to be against public policy or otherwise void or unenforceable, or in conflict with any applicable federal, state or local law, rule or regulation (including without limitation any rule or regulation of the Federal Communications Commission), then commencing within 10 days following such finding, Fox and Licensee must negotiate in good faith for a period of 30 days regarding a provision to replace the Void Provision, which provision shall materially meet the intent of the parties as set forth in the Void Provision and essentially preserve the benefits provided by this Agreement to both parties. If the parties are unable to agree on such a replacement provision for any reason whatsoever, including without limitation due to any constraints imposed by any law, rule or regulation, then either party will have the right to terminate this Agreement at any time on six months prior notice.

     (h) It is understood that FCN is indemnifying Fox in connection with all costs, expenses, liabilities and other matters relating to the FCN programming covered hereunder.

     (i) Paragraph headings are inserted for convenience only and shall not be used to interpret this Agreement or any of the provisions hereof or given any legal or other effect whatsoever.

     (j) Licensee acknowledges that Station's rights contained in this Agreement are subject to and must be exercised consistent with the rights conveyed to Fox by the NFL, the NHL or any other licenser of programming delivered under this Agreement and any limitations and restrictions thereon.

20.  News Agreement

     (a) As a material term of this Agreement, by June 30, 2001, Licensee shall best efforts to: (i) launch and continue to broadcast on Station, in consultation with Fox, throughout the term of this Agreement, a self-produced, on-air 10:00 pm, Monday through Friday, local newscast (i.e., Station shall originate said newscast program and shall not produce such newscast program pursuant to any news-sharing arrangement), which newscast shall be not less than 30 minutes per night, or (ii) enter into a news-sharing agreement for Station with a network-affiliated television station in Station's television market ("Cooperating Station"), and thereby commence and continue to broadcast on Station, throughout the term of this Agreement, a first-class regularly-scheduled 10:00 pm local newscast program, which shall not be less than 30 minutes per night (in which instance Licensee shall title Station's news set, mic flags, music, graphics, supers and news promotion that separately brands Station's local newscast as a Fox news program, and provide a local newscast producer and the exclusive services of a news anchor person(s) for Station's local newscast). Licensee shall notify Fox in writing of which newscast program under this subparagraph 20(a) that Licensee shall broadcast on Station no later than sixty (60) days prior to Licensee's launch on Station of such newscast program.

     (b) Licensee shall simultaneously with the execution of this Agreement execute and return with this Agreement four (4) copies of the standard News Service Agreement (and Addendum thereto executed by the appropriate representative of the Cooperating Station, if Licensee broadcasts on Station a newscast subject to subparagraph 20(a)(ii) above) (collectively "News Agreement") between Licensee and FNN, as provided to Licensee by FNN. Upon Licensee's execution of the News Agreement, it shall be deemed attached to this Agreement as Exhibit E and
                                      -13-
          incorporated herein by this reference. As a material term of this Agreement, whether or not Licensee broadcasts a local newscast program on Station, Licensee shall continue to pay to FNN, throughout the term of this Agreement, any and all license fees provided under the News Agreement. Without limitation to any provision of this Agreement or of the News Agreement, if the News Agreement is terminated for any reason other than the material breach of the News Agreement by FNN, Fox shall have the right to terminate this Agreement effective upon such date as Fox may elect in its sole discretion. Any breach by Licensee of the News Agreement will be a breach by Licensee of this Agreement of equivalent materiality (e.g., a material breach of the News Agreement by Licensee will be a material breach of this Agreement by Licensee).


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Fox Broadcasting Company               Fisher Broadcasting-Georgia, LLC
("Fox")                                ("Licensee")


By:       /s/ D.M.                     By:      /s/ B.W. T
   -------------------------------        -------------------------------------

Title:    SVP Network Dist.            Title:   President
      ----------------------------           ----------------------------------

WFXG / AUGUSTA, GA                                                 As of 1/15/02

EXHIBIT A:
----------

* No non-sports preemptions.















                                    Licensee Initial & Date:   /s/ BWT 2/8/02
                                                            --------------------
                                    FBC Initial & Dated:       /s/ DW 2/12/02
                                                        ------------------------

WFXG / AUGUSTA, GA                                                 As of 1/15/02

EXHIBIT B:
----------

* No sports preemptions.















                                    Licensee Initial & Date:   /s/ BWT 2/8/02
                                                            --------------------
                                    FBC Initial & Dated:       /s/ DW 2/12/02
                                                        ------------------------